                                                        EXHIBIT 11


                           TRANS WORLD AIRLINES, INC. AND SUBSIDIARIES
                                COMPUTATION OF EARNINGS PER SHARE
                         (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                             Three Months Ended
                                                                                September 30,
                                                                           -----------------------
                                                                              2000          1999
                                                                           --------       --------
EARNINGS PER SHARE BEFORE EXTRAORDINARY ITEMS (b):
      Net loss                                                             $(34,783)      $(53,690)
      Extraordinary items                                                         -              -
                                                                           --------       --------

      Loss before extraordinary items                                       (34,783)       (53,690)
      Preferred stock dividend requirements                                  (3,515)        (5,864)
                                                                           --------       --------
      Loss before extraordinary items applicable to common for basic
         earnings per share calculation                                     (38,298)       (59,554)

      Average number of shares of common stock (a)                           78,855         68,497
                                                                           --------       --------

      Loss per share                                                       $  (0.49)      $  (0.87)
                                                                           ========       ========


EARNINGS PER SHARE FROM EXTRAORDINARY ITEMS (b):
      Extraordinary items                                                  $      -       $      -

      Average number of shares of common stock (a)                           78,855         68,497
                                                                           --------       --------

      Loss per share                                                       $      -       $      -
                                                                           ========       ========

EARNINGS PER SHARE FROM NET LOSS (b):
      Net loss                                                             $(34,783)      $(53,690)
      Preferred stock dividend requirements                                  (3,515)        (5,864)
                                                                           --------       --------

      Loss applicable to common shares for basic earnings per
         share calculation                                                  (38,298)       (59,554)
      Average number of shares of common stock (a)                           78,855         68,497
                                                                           --------       --------

      Loss per share                                                       $  (0.49)      $  (0.87)
                                                                           ========       ========

------
(a) Includes 6,143 and 7,648 shares of Employee Preferred Stock for the quarter ended September 30, 2000 and 1999, respectively, which, except for a liquidation preference of $.01 per share and the right to elect a certain number of directors to the Board of Directors, is the functional equivalent of Common Stock.

(b) As the effects of including the incremental shares associated with options and warrants and the assumed conversion of the 8% and the 9 1/4% Preferred Stock are antidilutive, diluted earnings per share are equal to basic earnings per share and are not presented in the accompanying condensed statements of consolidated operations for the third quarter of 2000 and 1999.

                                                  EXHIBIT 11

                           TRANS WORLD AIRLINES, INC. AND SUBSIDIARIES
                                COMPUTATION OF EARNINGS PER SHARE
                        (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                              Nine Months Ended
                                                                                September 30,
                                                                          ------------------------
                                                                             2000           1999
                                                                          ---------       --------
EARNINGS PER SHARE BEFORE EXTRAORDINARY ITEMS AND
      CUMULATIVE EFFECT OF ACCOUNTING CHANGE (b):
      Net loss                                                            $(115,131)      $(81,457)
      Extraordinary items                                                         -           (866)
      Cumulative effect of accounting change                                (12,844)             -
                                                                          ---------       --------
      Loss before extraordinary items and cumulative effect of
         accounting change                                                 (102,287)       (80,591)
      Preferred stock dividend requirements                                 (10,563)       (17,590)
                                                                          ---------       --------
      Loss before extraordinary items and cumulative effect of
         accounting change applicable to common for basic earnings
         per share calculation                                             (112,850)       (98,181)

      Average number of shares of common stock (a)                           75,202         66,666
                                                                          ---------       --------

      Loss per share                                                      $   (1.50)      $  (1.47)
                                                                          =========       ========


EARNINGS PER SHARE FROM EXTRAORDINARY ITEMS (b):
      Extraordinary items                                                 $       -       $   (866)
      Average number of shares of common stock (a)                           75,202         66,666
                                                                          ---------       --------
      Loss per share                                                      $       -       $  (0.01)
                                                                          =========       ========

EARNINGS PER SHARE FROM CUMULATIVE EFFECT OF ACCOUNTING CHANGE (b):
      Cumulative effect of accounting change                              $ (12,844)      $      -
      Average number of shares of common stock (a)                           75,202         66,666
                                                                          ---------       --------
      Loss per share                                                      $   (0.17)      $      -
                                                                          =========       ========

EARNINGS PER SHARE FROM NET LOSS (b):
      Net loss                                                            $(115,131)      $(81,457)
      Preferred stock dividend requirements                                 (10,563)       (17,590)
                                                                          ---------       --------
      Loss applicable to common shares for basic earnings per
         share calculation                                                 (125,694)       (99,047)
      Average number of shares of common stock (a)                           75,202         66,666
                                                                          ---------       --------
      Loss per share                                                       $  (1.67)      $  (1.48)
                                                                          =========       ========

------
(a) Includes 6,299 and 7,581 shares of Employee Preferred Stock for the nine months ended September 30, 2000 and 1999, respectively, which, except for a liquidation preference of $.01 per share and the right to elect a certain number of directors to the Board of Directors, is the functional equivalent of Common Stock.

(b) As the effects of including the incremental shares associated with options and warrants and the assumed conversion of the 8% and the 9 1/4% Preferred Stock are antidilutive, diluted earnings per share are equal to basic earnings per share and are not presented in the accompanying condensed statements of consolidated operations for the nine months ended September 30, 2000 and 1999.